Exhibit 99.3

Consolidated Balance Sheets
(dollars in millions)

	12/31/2019	9/30/2019	12/31/2018
Assets
Loans	$94,646	$92,760	$89,552
Loans held for sale	1,334	1,598	1,227
Securities available for sale	21,843	22,378	19,428
Held-to-maturity securities	10,067	10,490	11,519
Trading account assets	1,040	963	849
Short-term investments	1,272	3,351	2,562
Other investments	605	620	666
Total earning assets	130,807	132,160	125,803
Allowance for loan and lease losses	(900)	(893)	(883)
Cash and due from banks	732	636	678
Premises and equipment	814	815	882
Goodwill	2,664	2,664	2,516
Other intangible assets	253	272	316
Corporate-owned life insurance	4,233	4,216	4,171
Accrued income and other assets	5,494	5,881	5,030
Discontinued assets	891	940	1,100
Total assets	$144,988	$146,691	$139,613

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$66,714	$65,604	$59,918
Savings deposits	4,651	4,668	4,854
Certificates of deposit ($100,000 or more)	6,598	7,194	7,913
Other time deposits	5,054	5,300	5,332
Total interest-bearing deposits	83,017	82,766	78,017
Noninterest-bearing deposits	28,853	28,883	29,292
Total deposits	111,870	111,649	107,309
Federal funds purchased and securities sold under repurchase agreements	387	182	319
Bank notes and other short-term borrowings	705	700	544
Accrued expense and other liabilities	2,540	2,574	2,113
Long-term debt	12,448	14,470	13,732
Total liabilities	127,950	129,575	124,017

Equity
Preferred stock	1,900	1,900	1,450
Common shares	1,257	1,257	1,257
Capital surplus	6,295	6,287	6,331
Retained earnings	12,469	12,209	11,556
Treasury stock, at cost	(4,909)	(4,696)	(4,181)
Accumulated other comprehensive income (loss)	26	159	(818)
Key shareholders’ equity	17,038	17,116	15,595
Noncontrolling interests	—	—	1
Total equity	17,038	17,116	15,596
Total liabilities and equity	$144,988	$146,691	$139,613

Common shares outstanding (000)	977,189	988,538	1,019,503

Consolidated Statements of Income
(dollars in millions, except per share amounts)
	Three months ended			Twelve months ended
	12/31/2019	9/30/2019	12/31/2018	12/31/2019	12/31/2018
Interest income
Loans	$1,046	$1,073	$1,058	$4,267	$4,023
Loans held for sale	17	18	26	63	66
Securities available for sale	137	136	115	537	409
Held-to-maturity securities	63	64	71	262	284
Trading account assets	8	7	8	32	29
Short-term investments	12	16	15	61	46
Other investments	2	3	4	13	21
Total interest income	1,285	1,317	1,297	5,235	4,878
Interest expense
Deposits	201	227	174	853	517
Federal funds purchased and securities sold under repurchase agreements	1	—	1	2	11
Bank notes and other short-term borrowings	4	4	4	17	21
Long-term debt	100	114	118	454	420
Total interest expense	306	345	297	1,326	969
Net interest income	979	972	1,000	3,909	3,909
Provision for credit losses	109	200	59	445	246
Net interest income after provision for credit losses	870	772	941	3,464	3,663
Noninterest income
Trust and investment services income	120	118	121	475	499
Investment banking and debt placement fees	181	176	186	630	650
Service charges on deposit accounts	86	86	84	337	349
Operating lease income and other leasing gains	39	42	28	162	89
Corporate services income	65	63	58	236	233
Cards and payments income	67	69	68	275	270
Corporate-owned life insurance income	39	32	39	136	137
Consumer mortgage income	14	14	7	46	30
Mortgage servicing fees	26	23	21	94	82
Other income (a)	14	27	33	68	176
Total noninterest income	651	650	645	2,459	2,515
Noninterest expense
Personnel	551	547	576	2,250	2,309
Net occupancy	76	72	75	293	308
Computer processing	51	53	55	214	210
Business services and professional fees	54	43	49	186	184
Equipment	25	27	26	100	105
Operating lease expense	32	33	32	123	120
Marketing	27	26	25	96	102
FDIC assessment	8	7	9	31	72
Intangible asset amortization	19	26	22	89	99
OREO expense, net	3	3	1	13	6
Other expense	134	102	142	506	460
Total noninterest expense	980	939	1,012	3,901	3,975
Income (loss) from continuing operations before income taxes	541	483	574	2,022	2,203
Income taxes	75	70	92	314	344
Income (loss) from continuing operations	466	413	482	1,708	1,859
Income (loss) from discontinued operations, net of taxes	3	3	2	9	7
Net income (loss)	469	416	484	1,717	1,866
Less: Net income (loss) attributable to noncontrolling interests	—	—	—	—	—
Net income (loss) attributable to Key	$469	$416	$484	$1,717	$1,866

Income (loss) from continuing operations attributable to Key common shareholders	$439	$383	$459	$1,611	$1,793
Net income (loss) attributable to Key common shareholders	442	386	461	1,620	1,800
Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.45	$.39	$.45	$1.62	$1.72
Income (loss) from discontinued operations, net of taxes	—	—	—	.01	.01
Net income (loss) attributable to Key common shareholders (b)	.45	.39	.45	1.63	1.73
Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.45	$.38	$.45	$1.61	$1.70
Income (loss) from discontinued operations, net of taxes	—	—	—	.01	.01
Net income (loss) attributable to Key common shareholders (b)	.45	.39	.45	1.62	1.71

Cash dividends declared per common share	$.185	$.185	$.17	$.71	$.565

Weighted-average common shares outstanding (000)	973,450	988,319	1,018,614	992,091	1,040,890
Effect of common share options and other stock awards	10,911	10,009	11,803	10,163	13,792
Weighted-average common shares and potential common shares outstanding (000) (c)	984,361	998,328	1,030,417	1,002,254	1,054,682

(a)
For the three and twelve months ended December 31, 2019, net securities gains (losses) totaled $5 million and $20 million, respectively. For the three months ended September 30, 2019, net securities gains (losses) totaled $15 million. For the three and twelve months ended December 31, 2018, net securities gains (losses) totaled less than $1 million. For the three months ended December 31, 2019, September 30, 2019, and December 31, 2018, and the twelve months ended December 31, 2019 and December 31, 2018, Key did not have any impairment losses related to securities.

(b)	Earnings per share may not foot due to rounding.

(c)	Assumes conversion of common share options and other stock awards and/or convertible preferred stock, as applicable.